UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2015

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Express Scripts Holding Company (“Express Scripts” or the “Company”) announced the appointment of Eric R. Slusser as Executive Vice President and Chief Financial Officer of the Company effective September 9, 2015.

Prior to joining Express Scripts, Mr. Slusser, age 55, served as Executive Vice President, Chief Financial Officer and Treasurer of Gentiva Health Services, Inc., a provider of home health, hospice and community care services, from May 2010 to February 2015 and as Senior Vice President Finance from October 2009 to May 2010. Mr. Slusser also previously served in various senior roles at Centene Corporation, a provider of specialty and managed care health plan coverage, including Executive Vice President, International Development from May 2009 to October 2009, Executive Vice President and Chief Financial Officer from July 2007 through May 2009, and Treasurer from February 2008 to July 2009. Prior to joining Centene Corporation, Mr. Slusser served as Executive Vice President, Finance, Chief Accounting Officer and Controller of Cardinal Health, Inc., a diversified provider of healthcare products and services, from 2006 to 2007. Mr. Slusser is a certified public accountant.

In connection with the commencement of Mr. Slusser’s employment, it is expected he will enter into (i) an Executive Employment Agreement similar to those entered into with other executives of the Company, and (ii) a customary indemnification agreement with the Company. Mr. Slusser’s initial annual base salary will be $725,000 and his target bonus opportunity for 2015 will be 100% of base salary, pro-rated based on the start date. Mr. Slusser will receive a one-time restricted stock unit grant upon the commencement of his employment with the Company valued at $1,000,000, which will vest in full on the third anniversary of the grant date. He is also eligible for annual equity grants under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, as amended, with the initial target equity award grant date value to be $2,750,000, split evenly between non-qualified stock options, restricted stock units and performance share units. The terms of the awards are expected to be consistent with the annual award program for other senior executives. Mr. Slusser will be eligible to participate in Express Scripts’ basic benefit plans, the Express Scripts, Inc. Executive Deferred Compensation Plan, to receive a company contribution of 6% of annual cash compensation under such plan, and to receive relocation assistance, all in accordance with the Company’s customary terms and policies and consistent with other senior executives.

A description of the terms of senior executives’ compensation, the standard form of executive employment agreement, the 2011 Long-Term Incentive Plan and the Executive Deferred Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated March 24, 2015, for the Company’s 2015 annual meeting of stockholders.

James M. Havel, the Company’s former Interim Chief Financial Officer through September 9, 2015, will continue to be employed with the Company as Executive Vice President, Finance for an indeterminate period of time in order to facilitate the transition process.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Slusser is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release, dated September 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: September 10, 2015	By:	/s/ Martin P. Akins
Martin P. Akins
Deputy General Counsel

Exhibit Index

Exhibit 99.1	Press Release, dated September 10, 2015